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                                                                    EXHIBIT 23.b


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. ________ ) of our report dated February 15, 1996, which appears on page 36 of the 1995 Annual Report to Stockholders of BW/IP, Inc., which is incorporated by reference in BW/IP, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-2 of such Annual Report on Form 10-K.



PRICE WATERHOUSE LLP
Los Angeles, California
February 10, 1997